SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2012
ALERIS INTERNATIONAL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-173180 (Commission File Number)	27-1539680 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Resignation of Director
On December 5, 2012, Mr. Kenneth Liang, a member of the Board of Directors (the “Board”) of Aleris International, Inc. (the “Company”), resigned from his position on the Board. Mr. Liang’s decision to resign from his position on the Board did not involve any disagreement with the Company, Company management, the Oaktree Funds (as defined below) or the Board.
Appointment of Director
On December 5, 2012, Mr. Raghav Khanna was appointed to serve as a member of the Board to fill the vacancy left by the resignation of Mr. Liang. Mr. Khanna was designated by the investment funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and their subsidiaries that are invested in our parent company, Aleris Corporation (collectively, the “Oaktree Funds”), to serve as a director and fill the vacancy left by Mr. Liang’s resignation. Under a stockholders agreement among Aleris Corporation and its stockholders, the Oaktree Funds have the right to designate certain directors to our and Aleris Corporation's boards of directors. Mr. Liang had been designated as a director by the Oaktree Funds.
Mr. Khanna serves as a Vice President in the opportunities funds of Oaktree, with primary responsibilities for deal execution, trade idea origination and portfolio management of the opportunities funds. Mr. Khanna joined Oaktree in 2012 following graduation from the Stanford Graduate School of Business, where he received an M.B.A. Before attending Stanford, Mr. Khanna worked as an Associate at The Carlyle Group in New York and as an Analyst at Goldman Sachs in New York and London.
Mr. Khanna will receive compensation for his services as a director consistent with the Company’s current policies for compensation of directors designated by the Oaktree Funds, including an annual retainer of $50,000 payable in equal installments at the end of each calendar quarter with respect to service on the Board and Aleris Corporation’s board of directors. In addition, it is anticipated that the Aleris Corporation board of directors’ compensation committee will consider certain equity awards to Mr. Khanna under the Aleris Corporation 2010 Equity Incentive Plan as further compensation for his director service. The types and amounts of such equity awards, if any, have not yet been determined.
For each of the directors designated by the Oaktree Funds, all cash and non-cash compensation paid to the Oaktree directors with respect to their service as one of our directors is turned over to an Oaktree affiliate pursuant to an agreement between Oaktree and the Oaktree director as part of his or her employment with Oaktree.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: December 7, 2012
By: /s/ Scott A. McKinley
Its: Senior Vice President and Controller